Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated July 23, 2012, of Stone Boat Mining Corp. relating to the financial statements as of May 31, 2012 and for the period from September 28, 2011 (Inception) to May 31, 2012, and to the reference to our firm under the caption "Experts" in this Registration Statement.



/s/ M&K CPAS, PLLC
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Houston, Texas
July 27, 2012